UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material under §240.14a-12
Ferguson Enterprises Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Ferguson Files Definitive Proxy Materials and Transition Report

Newport News, Va.--(BUSINESS WIRE)--

On March 16, 2026, Ferguson Enterprises Inc. (the "Company") filed a Definitive Proxy Statement, Definitive Additional Proxy Soliciting Material and Transition Report to Security Holders with the U.S. Securities and Exchange Commission ("SEC"). The filings are available on the SEC's website at sec.gov and on the SEC Filings page of the Company’s website at corporate.ferguson.com.
March 16, 2026 – Definitive Proxy Statement (DEF 14A)
March 16, 2026 – Definitive Additional Proxy Soliciting Material (DEFA14A)
March 16, 2026 – Transition Report to Security Holders (ARS)

Annual Meeting
The Company’s 2026 annual meeting of stockholders (“Annual Meeting”) will be a virtual meeting held at 4:00 p.m. Eastern Time on Thursday, April 30, 2026. Details on how to attend and participate in the Annual Meeting can be found in the Notice of Annual Meeting and Proxy Statement.
The Company has elected to utilize the SEC rules that allow us to provide shareholders access to our proxy materials over the internet. Beginning on March 16, 2026, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions regarding how to access the Company’s Transition Report for the period August 1, 2025 to December 31, 2025 (the “Transition Report”) and Notice of Annual Meeting and Proxy Statement online. The Notice of Internet Availability also contains instructions regarding how shareholders can elect to receive these proxy materials in printed form by mail or electronically by email.
Copies of the Notice of Internet Availability, Transition Report, Notice of Annual Meeting and Proxy Statement and form of proxy have been submitted to the National Storage Mechanism and will be made available for inspection at data.fca.org.uk/#/nsm/nationalstoragemechanism.
The expected timetable for the Annual Meeting is set out below:

ANNUAL MEETING TIMETABLE	2026
Record date for shareholders and U.K. Depositary Interest Holders to attend and vote at the Annual Meeting	March 3
Latest time and date for receipt of votes by Form of Instruction (U.K. Depositary Interest Holders)	April 27 (3:00 p.m. BST)
Latest time and date for receipt of votes by proxy (registered shareholders)	April 29 (11:59 p.m. ET)
Annual Meeting	April 30 (4:00 p.m. ET)
If any of the above times and/or dates change, the revised times and/or dates will be notified by an announcement to a Regulatory Information Service.

About Ferguson
Ferguson (NYSE: FERG; LSE: FERG) is North America’s largest value-added distributor of essential water and air solutions, serving specialized professionals in our $340B residential and non-residential construction markets. We help make our customers’ complex projects simple, successful and sustainable by providing expertise and a wide range of products and services from plumbing, HVAC, appliances, and lighting to PVF, water and wastewater solutions, and more. Headquartered in Newport News, Va., Ferguson has sales of $31.3 billion (CY’25) and approximately 35,000 associates in over 1,700 locations. For more information, please visit corporate.ferguson.com.

For further information please contact:
Investor Inquiries
Brian Lantz
Vice President, IR and Communications
+1 224 285 2410

Pete Kennedy
Vice President, Investor Relations
+1 757 603 0111

Media Inquiries
Christine Dwyer
Vice President, Communications and Public Relations
+1 757 469 5813